UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Newton Executive Park

Suite 202

Newton, MA 02462

July 13, 2022

Dear Allena Stockholder:

We are pleased to invite you to attend a Special Meeting of Stockholders (the “Special Meeting”).

The Special Meeting was originally scheduled for July 5, 2022 at which stockholders of record on May 4, 2022 were entitled to vote. On July 5, 2022, we adjourned and announced our intention to reschedule the Special Meeting.

The Special Meeting will now be held on August 4, 2022, at 9:00 a.m., Eastern Time via live webcast. The new record date for the meeting is July 12, 2022.

You will be able to attend the Special Meeting, vote, and submit your questions during the meeting via live webcast through the link www.proxydocs.com/ALNA and entering your control number, which can be found on your proxy card. Prior registration to attend the Special Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on August 3, 2022.

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxydocs.com/ALNA and entering your control number.

Enclosed are the following:

•	Our Notice of Special Meeting of Stockholders (the “Notice”), our proxy statement dated May 24, 2022 (the “Proxy Statement”) and our proxy statement supplement (the “Supplement”); and

•	A proxy card with a return envelope to record your vote.

The Notice lists the matters to be considered at the Special Meeting, and the Proxy Statement and Supplement describe the matters listed in the Notice.

If you were either a stockholder of record as of July 12, 2022, or held shares as of July 12, 2022 that were not registered in your own name, but rather were registered in the name of a bank, broker or other institution, you will receive instructions that you must follow for your shares to be voted.

Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting in person, we ask that you submit your proxy to vote as soon as possible so that your shares are represented at the Special Meeting. We appreciate your participation and your interest in Allena Pharmaceuticals, Inc.

If you have any questions, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, at (212) 257-1311.

Sincerely,

Louis Brenner, M.D.

President and Chief Executive Officer,

Director

SUPPLEMENT DATED JULY 13, 2022

TO THE

PROXY STATEMENT DATED MAY 24, 2022

OF

ALLENA PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A Special Meeting of Stockholders of Allena Pharmaceuticals, Inc. (the “Special Meeting”) will be held on August 4, 2022, at 9:00 a.m., Eastern Time via live webcast, for the following purposes:

1. To approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), in the form attached to the Proxy Statement as Appendix A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”) and included in a public announcement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Special Meeting was originally scheduled for July 5, 2022 at which meeting stockholders of record on May 4, 2022 (the “original record date”) were entitled to vote. On or about May 24, 2022, we mailed a Notice Regarding Internet Availability of Proxy Materials to all stockholders of record and stockholders who held shares in street name as of the original record date notifying them that, among other things, they can access our proxy materials and request to receive a printed set of proxy materials at www.proxydocs.com/ALNA. On July 5, 2022, we adjourned and announced our intention to reschedule the Special Meeting.

The Special Meeting will now be held on August 4, 2022 with a new record date of July 12, 2022 (the “new record date”).

Only stockholders of record holding shares of our Common Stock or Series F Non-Convertible Preferred Stock as of the close of business on the new record date are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

On or about July 13, 2022, we will begin mailing a copy of this Notice, the Proxy Statement and the Supplement to stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution, in each case as of the new record date. All stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution, in each case as of the new record date, can also access our proxy materials and request to receive a printed set of proxy materials at www.proxydocs.com/ALNA.

For your convenience, we have enclosed a proxy card with this Proxy Statement Supplement.

If you were a record holder as of both the original record date and the new record date and you have already submitted your proxy in favor of any of the proposals at the Special Meeting by proxy using the proxy card included in the Proxy Statement or otherwise submitted your proxy in favor of any of the proposals at the Special Meeting over the Internet or by telephone, you will be considered to have submitted your proxy in favor of such proposals and do not need to take any action, unless you wish to revoke or change your proxy. If you were a record holder as of both the original record date and the new record date and you have already submitted your proxy against any of the proposals at the Special Meeting, or otherwise submitted your proxy against of any of the proposals at the Special Meeting over the Internet or by telephone, you will be considered to have submitted your proxy against such proposals and do not need to take any action, unless you wish to revoke or change your proxy.

However, if you have acquired shares after the original record date and held those shares as of the new record date, and those shares are held in “street name” by a bank, broker or other nominee, then, regardless of whether you may have previously given voting instructions with respect to any other shares you held in “street name” as of the original record date, your newly acquired shares will not be voted unless you follow the instructions on your voting card or otherwise provided by your broker, bank or other nominee for submitting a proxy with respect to those newly acquired shares. If you have acquired shares after the original record date and held those shares as of the new record date, and you are the stockholder of record of those newly acquired shares, then, whether or not you previously gave a voting instruction with respect to any other shares that you held on the original record date, your newly acquired shares will not be voted unless you give a proxy with respect to those shares by completing, signing, dating and returning the enclosed proxy card, by following the instructions on the enclosed proxy card for Internet or telephone submissions or you attend the Special Meeting and vote in person.

If you have not previously submitted a proxy or if you wish to revoke or change your proxy, please vote by proxy over the Internet or by telephone, or complete, date, sign and return your proxy card as soon as possible. If you desire your shares to be voted in accordance with the Board’s recommendation, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting via the live webcast. Even if you plan to attend the Special Meeting via the live webcast, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

If you have any questions, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, at (212) 257-1311.

BY ORDER OF THE BOARD OF

DIRECTORS

Louis Brenner, M.D.

President and Chief Executive Officer,

Director

Dated: July 13, 2022

INTRODUCTION

This supplement amends and supplements the Allena Pharmaceuticals, Inc. Proxy Statement dated May 24, 2022 (the “Proxy Statement”). We refer to this supplement, together with the enclosed Notice of Special Meeting of Stockholders dated July 13, 2022, as the “Supplement”). This Supplement is intended to be read in conjunction with our Proxy Statement, and therefore does not contain all of the information that may be important to you in deciding how to vote on the matters to be considered at the Special Meeting. To the extent information in this Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this Supplement is the more current information.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

This Update to Questions and Answers About the Special Meeting of Stockholders summarizes material changes to the information contained in the Proxy Statement. As this Update to Questions and Answers About the Special Meeting of Stockholders may not contain all of the information that may be important to you, we encourage you to read carefully the entire Proxy Statement together with this Supplement. The items in this Update to Questions and Answers About the Special Meeting of Stockholders include page references directing you to a more complete description of the applicable topic in the Proxy Statement.

The following information supplements and, where applicable, replaces the corresponding information under the heading “Questions and Answers About the Special Meeting of Stockholders” beginning on page 1 of the Proxy Statement.

The Special Meeting will be held August 4, 2022, at 9:00 a.m., Eastern Time via live webcast. Prior registration to attend the Special Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on August 3, 2022 (the “Registration Deadline”).

In the Proxy Statement and this Supplement, we sometimes refer to Allena Pharmaceuticals, Inc. and its subsidiaries as “Allena,” the “Company,” “we,” “us,” or “our.” In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share (“Common Stock”), and holders of our Series F Non-Convertible Preferred Stock, par value $0.001 per share (“Series F Non-Convertible Preferred Stock” or the “Preferred Stock”). The shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock referenced in the Proxy Statement were not outstanding on the new record date and therefore will not vote on any of the proposals to be considered at the Special Meeting.

All references to the record date, a holder of record or a stockholder of record refer to the new record date, July 12, 2022 unless otherwise specified.

Who Can Vote?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on July 12, 2022. On the record date, (i) 107,725,169 shares of Common Stock were issued and outstanding, and (ii) 100 shares of Series F Non-Convertible Preferred Stock, were issued and outstanding and entitled to vote. The shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock referenced in the Proxy Statement were not outstanding on the new record date and therefore will not vote on any of the proposals to be considered at the Special Meeting.

How Many Votes do I Have?

Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

The holder of record of our 100 shares of Series F Non-Convertible Preferred Stock is entitled to 80,000,000 votes per share of Series F Non-Convertible Preferred Stock; provided, that, such votes must be counted by the Company in the same proportion as the shares of Common Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting. As an example, if the holders of 50.5% of the outstanding Common Stock voted at the meeting are voted in favor of a proposal for the Reverse Stock Split Proposal, the Company can count 50.5% of the votes cast by the holder of the Series F Non-Convertible Preferred Stock as votes in favor of the Reverse Stock Split Proposal. The holder of record of our Series F Non-Convertible Preferred Stock is entitled to vote only on the Reverse Stock Split Proposal or on any proposal to adjourn the Special Meeting.

How Will I Receive Proxy Materials?

On or about July 13, 2022, we will begin mailing a copy of the Proxy Statement and Supplement to stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution, in each case as of the new record date. All stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution, in each case as of the new record date, can also access our proxy materials and request to receive a printed set of proxy materials at www.proxydocs.com/ALNA or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462 or e-mailing paper@investorelections.com.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your shares will not affect your right to attend the Special Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote or submit your proxy to vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Your proxy card must be received on or before August 3, 2022, to be counted.

•

In attendance at the Special Meeting. You may vote during the virtual meeting through www.proxydocs.com/ALNA. To be admitted to the Special Meeting and vote your shares, you must register by 5:00 p.m. Eastern Time on August 3, 2022 (the “Registration Deadline”) and provide the control number as described in the proxy card mailed to you. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

•

By telephone. You may vote over the telephone by calling toll-free 866-229-3489 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to the commencement of the meeting to be counted.

•

Over the Internet. You may submit your proxy to vote via the Internet by going to www.proxypush.com/ALNA and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your proxy to vote must be received prior to the commencement of the meeting to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. The stockholder of record will provide you with instructions on how to direct your bank, broker or other financial intermediary on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must register to attend the Special Meeting by the Registration Deadline, contact the broker or other nominee who holds your shares and obtain a signed broker’s proxy card giving you the right to vote the shares, and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a signed proxy card from your broker. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

If you have any questions regarding the voting process, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, at (212) 257-1311.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Special Meeting for purposes of determining whether a quorum exists for the Special Meeting.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Special Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Special Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

•

attending the Special Meeting via the live webcast and voting if you are a stockholder of record (attending the Special Meeting via the live webcast will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold your shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

Proposal 1, the Reverse Stock Split Proposal: The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting together as a single class.

Proposal 2, the Auditor Ratification Proposal: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. This vote is non-binding. However, if stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee of our Board will reconsider whether or not to retain the firm for 2022. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2022 if it determines that such a change would be in the best interests of the Company and its stockholders.

Proposal 3, the Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock and Preferred Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold our Special Meeting. The presence, in person (via live webcast) or by proxy, of the holders of one-third in voting power of the outstanding shares of capital stock of the Company entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares or you attend the meeting in person (via live webcast). Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Special Meeting.

Votes will be counted by Mediant Communications, Inc., the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

Abstentions and broker non-votes will not be counted towards the vote total for any proposal. Because abstentions and broker non-votes are not counted as votes cast, they will not affect the outcome of the vote on Proposal 2 or Proposal 3. Because the voting standard for Proposal 1 is a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the proposal, counted as a single class, abstentions and broker non-votes will have the effect of a vote “Against” the proposal. However, as further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Stock Split Proposal or any Adjournment Proposal,” because the Series F Non-Convertible Preferred Stock has 80,000,000 votes per share on the Reverse Stock Split Proposal but such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Stock Split Proposal at the Special Meeting, the failure of a share of Common Stock to be voted on Proposal 1 will effectively have no impact on the outcome of the vote.

Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Stock Split Proposal or any Adjournment Proposal?

No. If you prefer that the Reverse Stock Split Proposal or any Adjournment Proposal not be approved, you should cast your vote against the proposal. Approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock and Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class. Since the Series F Non-Convertible Preferred Stock has 80,000,000 votes per share on the Reverse Stock Split Proposal or any Adjournment Proposal but such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote. However, shares of Common Stock voted against the proposal will have the effect of causing the proportion of Series F Non-Convertible Preferred Stock voted against the proposal to increase accordingly and vice versa.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

We have engaged Saratoga Proxy Consulting LLC (“Saratoga”), a proxy solicitation firm, at an approximate cost of $25,000, to solicit proxies on behalf of the Company. Saratoga may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Saratoga as well as the reimbursement of expenses of Saratoga will be borne by us. Our directors and employees may also solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

If you choose to access the proxy materials and/or submit a proxy to vote on the Internet or telephonically, you are responsible for access charges you may incur.

How Can I Find Out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Attending the Special Meeting

The Special Meeting will be held on August 4, 2022 at 9:00 a.m., Eastern Time via live webcast. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location. Prior registration to attend the Special Meeting by the Registration Deadline at www.proxydocs.com/ALNA is required.

You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on our record date of July 12, 2022 or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must register at www.proxydocs.com/ALNA by the Registration Deadline as described in the Notice or the proxy card. As part of the registration process, you must enter your control number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

UPDATE TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This Update to Security Ownership of Certain Beneficial Owners and Management summarizes material changes to the information contained in the Proxy Statement. As this Update to Security Ownership of Certain Beneficial Owners and Management may not contain all of the information that may be important to you, we encourage you to read carefully the entire Proxy Statement together with this Supplement. The items in this Update to Security Ownership of Certain Beneficial Owners and Management include page references directing you to a more complete description of the applicable topic in the Proxy Statement.

The following information supplements and, where applicable, replaces the corresponding information under the heading “Security Ownership of Certain Beneficial Owners and Management” beginning on page 8 of the Proxy Statement.

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of July 12, 2022 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our Common Stock if that person has or shares voting power, which includes the power to vote or direct the voting of our Common Stock, or investment power, which includes the power to dispose of or to direct the disposition of such Common Stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 107,725,169 shares of Common Stock outstanding as of July 12, 2022. Unless otherwise noted below, the address of each person listed on the table is c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after July 12, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner (1)	Number of shares beneficially owned	Percentage of shares beneficially owned
Directors and executive officers:
Louis Brenner, M.D. (2)	1,684,727	1.6%
Allene Diaz (3)	79,000	*
Mark Fitzpatrick (4)	29,667	*
Alexey Margolin, Ph.D. (5)	1,441,971	1.3%
Ann Miller, M.D. (6)	46,333	*
Gino Santini (7)	129,684	*
Richard Katz, M.D. (8)	200,833	*
All executive officers and directors as a group (7 persons) (9)	3,612,215	3.3%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D and Section 16 reports filed with the SEC. We have not independently verified such information. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting power with respect to the common stock indicated as beneficially owned. Applicable percentages are based on 107,725,169 shares of common stock outstanding on July 12, 2022.

(2)

Includes (i) 288,576 shares of Common Stock, (ii) options to purchase 286,984 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022 and (iii) 109,167 shares of restricted stock units vesting within sixty (60) days of July 12, 2022.

(3)	Includes options to purchase 79,000 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022.
(4)	Includes (i) 5,000 shares of Common Stock and (ii) options to purchase 24,667 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022.
(5)	Includes (i) 808,752 shares of Common Stock and (ii) options to purchase 633,219 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022.
(6)	Includes 46,333 options to purchase shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022.
(7)	Includes (i) 15,572 shares of Common Stock and (ii) options to purchase 114,112 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022.
(8)

Includes options to purchase 158,333 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022 and (ii) 42,500 shares of restricted stock units vesting within sixty (60) days of July 12, 2022.

(9)

Includes (i) 1,117,900 shares of Common Stock, (ii) options to purchase 2,342,648 shares of Common Stock presently exercisable or exercisable within sixty (60) days of July 12, 2022 and (iii) 151,667 shares of restricted stock units vesting within sixty (60) days of July 12, 2022.

Security Ownership of Certain Beneficial Owners

As of July 12, 2022, no person or entity reported being the beneficial owner of more than 5% of the outstanding shares of our Common Stock on such date.

The holder of record of our Series F Non-Convertible Preferred Stock is entitled to 80,000,000 votes per share of Series F Non-Convertible Preferred Stock; provided, that, such votes must be counted by the Company in the same proportion as the shares of Common Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting. The holder of record of our Series F Non-Convertible Preferred Stock is entitled to vote only on the Reverse Stock Split Proposal or on any proposal to adjourn the Special Meeting. The Series F Non-Convertible Preferred Stock is not convertible into shares of Common Stock.

UPDATE TO PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

This Update to Proposal 1 summarizes material changes to the information contained in the Proxy Statement. As this Update to Proposal 1 may not contain all of the information that may be important to you, we encourage you to read carefully the entire Proxy Statement together with this Supplement. The items in this Update to Proposal 1 include page references directing you to a more complete description of the applicable topic in the Proxy Statement.

The following information supplements and, where applicable, replaces the corresponding information under the heading “Proposal 1: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split” beginning on page 10 of the Proxy Statement.

Reasons for the Reverse Stock Split (Page 10 of the Proxy Statement)

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, that the Company maintain of a continued price of at least $1.00 per share. On the record date, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.205 per share. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

Effects of the Reverse Stock Split (Page 12 of the Proxy Statement)

Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-10 to 1-for-100. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Our issued and outstanding shares of Common Stock following the Reverse Stock Split will remain fully paid and non assessable, and the par value per share of Common Stock will remain $0.001.

As of the record date, approximately 107,725,169 shares of our Common Stock were outstanding and 100 shares of our Series F Non-Convertible Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-50, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 2,154,503 shares.

Background on our Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (Page 13 of the Proxy Statement)

On May 4, 2022, we closed a preferred stock financing, in which we issued an aggregate of 2,872.1376 shares of Preferred Stock (split evenly among the Series D Convertible Preferred and Series E Convertible Preferred Stock) to one investor. These shares were not outstanding on the record date and therefore will not vote on any of the proposals for the Special Meeting.

Background on our Series F Non-Convertible Preferred Stock

On July 12, 2022 we issued to a single accredited investor one hundred (100) shares of the Company’s Series F Non-Convertible Preferred Stock, par value $0.001 per share, in exchange for $100.00 in cash. The terms of the Series F Non-Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series F Non-Convertible Preferred Stock (the “Series F Certificate of Designation”) filed with the State of Delaware and were made effective on July 12, 2022. The Series F Non-Convertible Preferred Stock is not convertible into shares of our Common Stock.

The shares of Series F Non-Convertible Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal presented at this Special Meeting and at any adjournments or postponements thereof, or on any proposal to adjourn the Special Meeting, or otherwise as required by law or as set forth in the Certificates of Designation.

The holder of record of our Series F Non-Convertible Preferred Stock is entitled to 80,000,000 votes per share of Series F Non-Convertible Preferred Stock; provided, that, such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting. As an example, if the holders of 50.5% of the outstanding Common Stock voted at the meeting are voted in favor of a proposal for the Reverse Stock Split Proposal, the Company can count 50.5% of the votes cast by the holders of the Series F Non-Convertible Preferred Stock as votes in favor of the Reverse Stock Split Proposal.

We determined to provide the investor who purchased the Series F Non-Convertible Preferred Stock with these negotiated terms, in order to secure sufficient investors who are committed to voting for the Reverse Stock Split Proposal presented at the Special Meeting. The shares of Series F Non-Convertible Preferred Stock are outstanding as of the record date for the Special Meeting.

YOUR VOTE IS IMPORTANT! PLEASE SUBMIT YOUR PROXY TO VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 PHONE Call 1-866-229-3489 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Allena Pharmaceuticals, Inc. Special Meeting of Stockholders For Stockholders as of July 12, 2022 TIME: August 4, 2022 at 9:00 a.m., Eastern time PLACE: Special Meeting of Stockholders to be held live via the Internet - please visit www.proxydocs.com/ALNA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Louis Brenner, M.D. and Richard Katz, M.D., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock and/or preferred stock of Allena Pharmaceuticals, Inc., as applicable, which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 3 AND, WITH RESPECT TO SHARES OF COMMON STOCK, FOR PROPOSAL 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Allena Pharmaceuticals, Inc. Special Meeting of Stockholders Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To approve an amendment to our amended and restated certificate of incorporation, as amended, to, at the discretion of our Board of Directors, effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share, including any common stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100, with the ratio within such range to be determined at the discretion of the Board of Directors without further approval or authorization of our stockholders and included in a public announcement. FOR AGAINST ABSTAIN FOR FOR FOR TO ATTEND the Special Meeting, please visit www.proxydocs.com/ALNA for virtual meeting registration details. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date